Frontier Communications and Communications Workers of America Reach Agreement in Connecticut

STAMFORD, Conn., June 25, 2014 – Frontier Communications Corporation (NASDAQ: FTR) and the Communications Workers of America District 1 (CWA) are pleased to announce the signing of an agreement that will benefit CWA-represented employees and the  citizens of Connecticut.  The agreement is an important step forward in the process to complete Frontier’s planned acquisition of AT&T’s wireline business and statewide fiber network and U-verse video and satellite TV customers in Connecticut. The CWA supports the proposed acquisition and believes it is in the public interest.

After the close of the transaction, Frontier will employ nearly 3,000 employees in Connecticut serving approximately one million customers in the state.

Frontier and the CWA have agreed on many important terms for union members and future union employees.  By ensuring the workforce in Connecticut has a clear picture of how the acquisition will affect them,  these dedicated men and women can focus on delivering state-of-the-art broadband, wireline and video services to Connecticut telecommunications customers.

Frontier has agreed to honor and extend the current collective bargaining agreement until April 2018.    Highlights of the agreement include:

•	The addition of 85 new union jobs;
•	Employee job security and guaranteed workforce size;
•	Priority routing to Connecticut call center representatives;
•	A new service center for Dispatch and U-verse technician support;
•	Single Tech Out, allowing all technicians to service all customers, resulting in better and faster service for installations and repairs; and
•	All union employees will receive 100 shares of Frontier stock upon closing of the transaction to demonstrate Frontier’s commitment to its newest employees and their ownership in the company’s success.

All commitments by Frontier are designed to ensure that the workforce is highly motivated and trained to deliver the best possible service to the citizens of Connecticut.

"We are very pleased the CWA acknowledges the transaction’s benefit to the public,” said Daniel J. McCarthy, President and Chief Operating Officer of Frontier.  “We value our positive relationships with our employees and unions and rely on them to `Put the Customer First’ to deliver an exceptional communications experience to our customers.”  Mr. McCarthy added, “Our discussions with the CWA about the Connecticut acquisition have been open, honest and ongoing.  We look forward to a strong partnership that will mean the best service and products for our customers and their evolving communications needs."

Bill Henderson, President of CWA Local 1298, added, “After several months of complex negotiations, we are very pleased with the agreement reached today with Frontier. We believe it is in the best interests of Connecticut’s telecommunications workers and consumers, and we look forward to continue providing our customers with the best possible quality service.”

After the completion of the acquisition, which is expected in the fourth quarter of this year, Connecticut, New York and Pennsylvania, as well as its state operations, will be located in Connecticut.  Connecticut has been Frontier Communications’ home since 1946.

The agreement between Frontier and CWA is contingent upon the approval of the proposed transaction by the Federal Communications Commission,  the Connecticut Public Utilities Regulatory Authority and the consummation of the proposed transaction.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states. Frontier's approximately 13,700 employees are based entirely in the United States. More information is available at www.frontier.com.    For more information about the acquisition, visit www.frontier.com/ir.

About Communication Workers of America

CWA District One represents 150,000 private and public sector workers from New Jersey to Maine, including 23,000 at Verizon and 40,000 NJ State employees.  Nationally, CWA represents 700,000 workers in private and public sector employment in the United States, Canada and Puerto Rico in 1,200 chartered CWA local unions. In 10,000 communities across the United States, CWA members work in telecommunications and information technology, the airline industry, news media, broadcast and cable television, education, health care and public service, law enforcement, manufacturing and other fields.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties include, but are not limited to:  our ability to complete the acquisition of the Connecticut operations from AT&T; the ability to successfully integrate the Connecticut operations of AT&T into our existing operations; the risk that the cost savings from the AT&T transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from AT&T to enable the combined company to operate the acquired business; failure to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the AT&T transaction; the effects of increased expenses incurred due to activities related to the AT&T transaction; disruption from the AT&T transaction making it more difficult to maintain relationships with customers or suppliers; the effects of greater than anticipated competition from cable, wireless and other wireline carriers that could require us to implement new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to successfully adjust to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, products and service offerings, including the lack of assurance that our network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical expenses (including as a result of the impact of the Patient Protection and Affordable Care Act) and pension and postemployment expenses, such as retiree medical and severance costs, and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2014 and beyond; the effects of economic downturns which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing to us; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue. These and other uncertainties related to our business are described in greater detail in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Frontier Communications Contacts:	CWA Contacts:
Steven C. Crosby	Bill Henderson, President, CWA Local 1298
steven.crosby@ftr.com	whenderson@cwa1298.org
916-686-3333	860-908-8680

Brigid M. Smith	Dennis Trainor, Asst. to the VP, CWA District One
brigid.smith@ftr.com	DTrainor@cwa-union.org
203-614-5042	516-769-6924